Exhibit 10.1

Bridgewater Bancshares, Inc.

First Amendment to
Employment Agreement

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of August 18, 2025 (the “Effective Date”), by and between Bridgewater Bancshares, Inc. (the “Company”), Bridgewater Bank (the “Bank,” and together with the Company, the “Employer”), and Mary Jayne Crocker (“Executive,” and together with the Employer, the “Parties”).

Recitals

A.Executive and the Employer are parties to that certain Employment Agreement dated January 1, 2022 (the “Employment Agreement”).
B.Pursuant to Section 15 of the Employment Agreement, by this writing, the Parties desire to amend the Employment Agreement as provided herein.

Agreements

In consideration of the foregoing and of the mutual promises and covenants of the Parties set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree to the following revisions to the Employment Agreement:

1.All references to “Executive Vice President and Chief Operating Officer” are hereby deleted and replaced with references to “Executive Vice President and Chief Strategy Officer”.

2.Section 1 of the Employment Agreement is hereby amended by deleting the existing language thereof and replacing it with the following new language:

“The Employer shall employ Executive, and Executive shall be so employed, during the Employment Period in accordance with the terms of this Agreement. The ‘Employment Period’ shall be the period beginning on the Effective Date and ending on February 15, 2026, unless sooner terminated as provided herein.”

3.Section 3(a) of the Employment Agreement is hereby amended by deleting the existing language thereof and replacing it with the following new language:

“Executive shall be compensated at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (the ‘Annual Base Salary’), which shall be payable in accordance with the normal payroll practices of the Employer then in effect.”

4.All other provisions of the Employment Agreement remain in full force and effect.

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In witness whereof, the Parties have executed this Amendment as of the Effective Date.

Bridgewater Bancshares, Inc.		Mary Jayne Crocker
By:	/s/ Jerry Baack	/s/ Mary Jayne Crocker
Jerry Baack, CEO
Bridgewater Bank
By:	/s/ Jerry Baack
Jerry Baack, CEO